Exhibit 99.6

MEMORIAL PRODUCTION PARTNERS

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information reflects the historical financial statements of Memorial Production Partners (the “Partnership”) adjusted on a pro forma basis to give effect to the October 1, 2013 acquisition of certain oil and natural gas properties and related assets primarily in the Permian Basin, East Texas and the Rockies that the Partnership acquired through equity and asset transactions from both Memorial Resource Development LLC (“Memorial Resource”) and certain affiliates of Natural Gas Partners (“NGP”) for an aggregate purchase price of approximately $603 million, subject to customary post-closing adjustments (collectively, the “Cinco Group”). The Cinco Group’s historical results have also been adjusted to give effect to a third party acquisition of working interests, royalty interests and net revenue interests (the “Menemsha Properties”) located in various counties in Texas that was completed on July 13, 2012 for approximately $74.7 million.

The Partnership funded its acquisition of the Cinco Group with borrowings of $605.2 million (inclusive of $2.2 million of deferred financing costs) under its revolving credit facility. The Cinco Group acquisition will be accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the net assets acquired from the Cinco Group will be recorded at historical cost. As such, financial and proved reserves related information presented in the “Partnership Historical” column will be retrospectively revised to give effect to the Cinco Group acquisition as if the Partnership owned the Cinco Group for periods after common control commenced through the acquisition date.

The unaudited pro forma condensed combined balance sheet at June 30, 2013 combines the historical unaudited balance sheets of the Partnership and the Cinco Group, and includes pro forma adjustments to give effect to the Cinco Group acquisition as if that transaction occurred on June 30, 2013.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 combine the historical statements of operations of the Partnership and the Cinco Group, and includes pro forma adjustments to give effect to the Cinco Group acquisition and the acquisition of the Menemsha Properties as if those transactions occurred on January 1, 2012.

The pro forma adjustments to the audited historical combined financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma combined financial statements of the Partnership are not necessarily indicative of the results that actually would have occurred if the Partnership had completed the Cinco Group acquisition or the related financing transactions on the dates indicated or which could be achieved in the future because they necessarily exclude various operating expenses.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2013

	Partnership Historical	Cinco Group Historical	Finance Related Adjustments		Partnership Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,201	$14,868	$605,210	(a)	$21,069
			(452,250	)(b)
			(150,750	)(b)
			(2,210	)(c)

Accounts receivable:
Oil and natural gas sales	23,433	14,278	--		37,711
Joint interest owners and other	901	5,435	--		6,336
Affiliates	8,665	--	--		8,665
Short-term derivative instruments	22,577	2,045	--		24,622
Prepaid expenses and other current assets	4,683	2,712	--		7,395

Total current assets	66,460	39,338	--		105,798
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	1,097,886	568,735	--		1,666,621
Other	1,692	2,181	--		3,873
Accumulated depreciation, depletion and impairment	(207,471)	(103,805)	--		(311,276)

Oil and natural gas properties, net	892,107	467,111	--		1,359,218
Long-term derivative instruments	21,072	4,260	--		25,332
Restricted investments	71,104	--	--		71,104
Other long-term assets	10,958	1,557	2,210	(c)	13,791
			(934	)(c)

Total assets	$1,061,701	$512,266	$1,276		$1,575,243

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,102	$13,680	$--		$14,782
Accounts payable – affiliates	3,779	--			3,779
Revenues payable	2,972	4,556	--		7,528
Accrued liabilities	33,016	3,393	--		36,409
Short-term derivative instruments	1,872	487	--		2,359

Total current liabilities	42,741	22,116	--		64,857
Long-term debt	436,649	150,750	605,210	(a)	1,041,859
			(150,750	)(b)
Asset retirement obligations	80,283	13,678	--		93,961
Long-term derivative instruments	2,801	992	--		3,793
Other long-term liabilities	1,908	313	--		2,221

Total liabilities	564,382	187,849	454,460		1,206,691
Equity:
Limited partners:
Common units (39,195,888 units outstanding)	472,121	--	(397,439	)(b)	358,960
			(821	)(c)
			285,099	(d)
Subordinated units (5,360,912 units outstanding)	19,209	--	(54,359	)(b)	3,732
			(112	)(c)
			38,994	(d)

General partner (44,601 units outstanding)	634	--	(452	)(b)	505
			(1	)(c)
			324	(d)
Cinco Group equity	--	324,417	(324,417	)(d)	--

Noncontrolling interest	5,355	--	--		5,355

Total equity	497,319	324,417	(453,184)		368,552

Total liabilities and equity	$1,061,701	$512,266	$1,276		$1,575,243

The accompanying notes are an integral part of this unaudited pro forma financial information.

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Partnership Historical	Cinco Group Historical	Menemsha Properties Revenues and Direct Operating Expenses	Menemsha Properties & Finance Related Adjustments		Partnership Pro Forma Combined

Revenues:
Oil & natural gas sales	$172,263	$83,345	$6,568	$--		$262,176
Pipeline tariff income and other	1,692	1,123	--	--		2,815

Total revenues	173,955	84,468	6,568	--		264,991

Costs and expenses:
Lease operating	53,453	26,663	1,319	--		81,435
Pipeline operating	2,114	--	--	--		2,114
Exploration	554	1,909	--	--		2,463
Production and ad valorem taxes	9,555	6,493	279	--		16,327
Depreciation, depletion, and amortization	49,390	26,646	--	1,060	(e)	77,096
Impairment of proved oil and natural gas properties	--	10,532	--	--		10,532
General and administrative	18,019	12,323	--	--		30,342
Accretion of asset retirement obligations	3,755	622	--	7	(e)	4,384
(Gain) loss on commodity derivative instruments	(16,996)	(4,421)	--	--		(21,417)
Gain on sale of properties	(426)	(9,333)	--	--		(9,759)
Other, net	730	(591)	--	--		139

Total costs and expenses	120,148	70,843	1,598	1,067		193,656

Operating income	53,807	13,625	4,970	(1,067)		71,335
Other income (expense):
Interest expense, net	(15,043)	(5,393)	--	5,334	(f)	(32,038)
				(16,582)	(g)
				(354)	(h)

Amortization of investment premium	(194)	--	--	--		(194)

Total other income (expense)	(15,237)	(5,393)	--	(11,602)		(32,232)

Income (loss) before income taxes	38,570	8,232	4,970	(12,669)		39,103
Income tax benefit (expense)	(285)	--	--	--		(285)

Net income (loss)	38,285	8,232	4,970	(12,669)		$38,818
Net income (loss) attributable to noncontrolling interest	104	--	--	--		104

Net income (loss) attributable to partners and previous owners	$38,181	$8,232	4,970	$(12,669)		$38,714

Allocation of historical and pro forma net income (loss) (Note 3):
Limited partners	$121					$653

General partner	$--					$1

Earnings per unit:
Basic and diluted earnings per unit	$0.01					$0.03

Weighted average limited partner units outstanding:
Basic and diluted	22,880					22,880

MEMORIAL PRODUCTION PARTNERS LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

	Partnership Historical	Cinco Group Historical	Finance Related Adjustments		Partnership Pro Forma Combined

Revenues:
Oil & natural gas sales	$101,644	$55,617	$--		$157,261
Pipeline tariff income and other	606	410	--		1,016

Total revenues	102,250	56,027	--		158,277

Costs and expenses:
Lease operating	25,459	16,089	--		41,548
Pipeline operating	949	--			949
Exploration	114	161	--		275
Production and ad valorem taxes	4,995	3,851	--		8,846
Depreciation, depletion, and amortization	29,315	15,749	--		45,064
Impairment of proved oil and natural gas properties	--	--	--		--
General and administrative	10,417	11,107	--		21,524
Accretion of asset retirement obligations	1,997	295	--		2,292
(Gain) loss on commodity derivative instruments	(22,715)	(295)	--		(23,010)
Gain on sale of properties	--	(2,869)	--		(2,869)
Other, net	--	599	--		599

Total costs and expenses	50,531	44,687	--		95,218

Operating income	51,719	11,340	--		63,059
Other income (expense):
Interest expense, net	(11,499)	(2,973)	2,956	(i)	(19,893)
			(8,200)	(j)
			(177)	(k)
Amortization of investment premium	--	--	--		--

Total other income (expense)	(11,499)	(2,973)	(5,421)		(19,893)

Income (loss) before income taxes	40,220	8,367	(5,421)		43,166
Income tax benefit (expense)	(188)	--	--		(188)

Net income (loss)	40,032	8,367	(5,421)		$42,978
Net income (loss) attributable to noncontrolling interest	94	--	--		94

Net income (loss) attributable to partners and previous owners	$39,938	$8,367	$(5,421)		$42,884

Allocation of historical and pro forma net income (loss) (Note 3):
Limited partners	$41,116				$44,059

General partner	$41				$44

Earnings per unit:
Basic and diluted earnings per unit	$1.04				$1.11

Weighted average limited partner units outstanding:
Basic and diluted	39,668				39,668

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The Partnership completed the acquisition of the Cinco Group from both Memorial Resource and certain affiliates of NGP for an aggregate purchase price of approximately $603 million, subject to customary post-closing adjustments. The Partnership funded its acquisition of the Cinco Group with borrowings of $605.2 million (inclusive of $2.2 million of deferred financing costs) under its revolving credit facility. The Cinco Group acquisition will be accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the net assets acquired from the Cinco Group will be recorded at historical cost. As such, financial and proved reserves related information presented in the “Partnership Historical” column in these notes to the unaudited pro forma condensed combined financial statements will be retrospectively revised to give effect to the Cinco Group acquisition as if the Partnership owned the Cinco Group for periods after common control commenced through the acquisition date. Additionally, the Cinco Group’s historical results have also been adjusted to give effect to the acquisition of the Menemsha Properties located in various counties in Texas that was completed on July 13, 2012 for approximately $74.7 million.

The unaudited pro forma condensed combined balance sheet at June 30, 2013 combines the historical unaudited balance sheets of the Partnership and the Cinco Group, and includes pro forma adjustments to give effect to the Cinco Group acquisition as if that transaction occurred on June 30, 2013. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 combine the historical statements of operations of the Partnership and the Cinco Group, and include pro forma adjustments to give effect to the Cinco Group acquisition and the acquisition of the Menemsha Properties as if those transactions occurred on January 1, 2012.

The Partnership believes that the assumptions used in the preparation of these unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. These unaudited pro forma condensed combined financial statements and the notes thereto should be read in conjunction with:

•	the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 10-K”);
•	the recast financial statements previously filed by the Partnership with the United States Securities and Exchange Commission (“SEC”) on June 19, 2013 on Form 8-K;
•

the recast financial statements contained under Exhibit 99.3 of this Current Report on Form 8-K with which this unaudited pro forma condensed combined financial information is filed as an exhibit (“this Current Report”);

•

the Cinco Group’s audited historical financial statements and related notes as of December 31, 2012 and 2011 and for the years ended December 31, 2012 contained under Exhibit 99.4 of this Current Report;

•

the Cinco Groups’s unaudited historical financial statements and related notes as of June 30, 2013 and for the six months ended June 30, 2013 and 2012 contained under Exhibit 99.5 of this Current Report;

•

the Menemsha Properties audited historical statements of operating revenues and direct operating expense and related notes for the year ended December 31, 2011 and the six months ended June 30, 2012 contained under Exhibit 99.16 of this Current Report; and

•	Other information that the Partnership has filed with the SEC.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)

Pro forma adjustment to reflect the cash proceeds related to borrowings by the Partnership of $605.2 million (inclusive of $2.2 million of deferred financing costs) under its revolving credit facility.

(b)

Pro forma adjustments to record the use of the $605.2 million of borrowings under our revolving credit facility, all of which were paid to Memorial Resource and certain affiliates of NGP as consideration for the net assets acquired in the Cinco Group acquisition, shown as follows:

(1)	To reflect the use by the Cinco Group of $150.8 million in proceeds to repay indebtedness under their existing credit facilities; and

(2)	To reflect an aggregate $452.2 million cash distribution made to both Memorial Resource and NGP for the remaining purchase price of the Cinco Group acquisition.

(c)

Pro forma adjustment to reflect estimated deferred financing costs of $2.2 million related to additional borrowings under our revolving credit facility and the write-off of $0.9 million of unamortized deferred financing costs upon repayment of the Cinco Group’s debt.

(d)

To record the net book value of net assets transferred from the Cinco Group. Both the Partnership and the Cinco Group are under common control of NGP. As such, the Cinco Group acquisition was accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the net assets acquired from the Cinco Group were recorded at historical cost.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012:

(e)

Pro forma adjustment to reflect depletion and depreciation on property and equipment and the accretion expense on asset retirement obligations prior to the closing date of July 13, 2012 associated with the Menemsha Properties acquired by the Cinco Group.

(f)

Pro forma adjustment of $5.3 million for the year ended December 31, 2012 to reflect the reduction in historical interest expense associated with the Cinco Group’s debt that was repaid in connection with the Cinco Group acquisition. This pro forma adjustment excludes approximately $0.1 million of interest expense recorded by the Cinco Group that is associated with the interest rate swaps novated to the Partnership as part of the Cinco Group acquisition.

(g)

Pro forma adjustment to reflect the incurrence of interest expense on $605.2 million of additional borrowings under our revolving credit facility used to fund the Cinco Group acquisition. For the year ended December 31, 2012, pro forma interest expense was based on a rate of 2.74%. A one-eighth percentage point change in the interest rate would change pro forma interest associated with these additional borrowings by less than $0.8 million for the year ended December 31, 2012.

(h)	Pro forma adjustment to reflect the amortization of deferred financing costs as if the borrowing costs associated with the Cinco Group acquisition were incurred on January 1, 2012.

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013:

(i)

Pro forma adjustment of $3.0 million for the six months ended June 30, 2013 to reflect the reduction in historical interest expense associated with Cinco Group’s debt that was repaid in connection with the Cinco Group acquisition. This pro forma adjustment excludes less than $0.1 million of interest expense recorded by the Cinco Group that is associated with the interest rate swaps novated to the Partnership as part of the Cinco Group acquisition.

(j)

Pro forma adjustment to reflect the incurrence of interest expense on $605.2 million of additional borrowings under our revolving credit facility used to fund the Cinco Group acquisition. For the six months ended June 30, 2013, pro forma interest expense was based on a rate of 2.71%. A one-eighth percentage point change in the interest rate would change pro forma interest associated with these additional borrowings by less than $0.4 million for the six months ended June 30, 2013.

(k)	Pro forma adjustment to reflect the amortization of deferred financing costs as if the borrowing costs associated with the Cinco Group acquisition were incurred on January 1, 2012.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3. Historical and Pro Forma Net Income Per Limited Partner Unit

Our historical allocation of net income to limited partners and earnings per unit included under the “Partnership Historical” column in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 includes only the net income attributable to our limited partners and general partner. Also included in the “Net income (loss) attributable to partners and previous owners” caption on the pro forma condensed combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 are amounts attributable to the previous owners and are not included in our historical allocation of income to the partners or historical earnings per unit.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to holders of common units, after deducting the general partner’s 0.1% interest in pro forma net income, by the number of common units and subordinated units outstanding. Basic and diluted pro forma net income per unit is equivalent as there were no dilutive units.

Note 4. Pro Forma Proved Reserves and Standardized Measure of Discounted Future Net Cash Flows

Estimated Quantities of Proved Oil and Natural Gas Reserves

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.

Proved reserves are those quantities of oil and natural gas that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will continue the project within a reasonable time.

As of December 31, 2012, approximately 97% of the proved reserves included in the “Partnership Historical” column in the table below were prepared by Netherland, Sewell & Associates, Inc. (“NSAI”). All of the proved reserves related to the Cinco Group acquisition appearing in the “Cinco Group Historical” column were internally prepared by Memorial Resource.

The following table illustrates the Partnership’s pro forma estimated net proved reserves as of December 31, 2012. The oil price as of December 31, 2012 is based on the twelve month unweighted average of the first of month prices of the West Texas Intermediate posted price which equates to $91.22 per barrel. The oil and natural gas liquids prices were adjusted by lease for quality, transportation fees, and regional price differentials. The gas price as of December 31, 2012 is based on the twelve month unweighted average of the first of month prices of the Henry Hub spot price which equates to $2.757 per MMBtu. All prices are adjusted by lease for quality of energy content, transportation fees and regional price differentials. All prices are held constant in accordance with SEC rules.

MEMORIAL PRODUCTION PARTNERS LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	December 31, 2012
	Partnership Historical	Cinco Group Historical	Partnership Pro Forma Combined
Proved developed and undeveloped reserves:
Gas (MMcf)	484,072	120,368	604,440
Oil (MBbls)	20,998	18,091	39,089
NGL(MBbls)	26,842	2,510	29,352

Total proved (MMcfe)	771,116	243,979	1,015,095

Total proved developed (MMcfe)	466,192	153,512	619,704

Total proved undeveloped (MMcfe)	304,924	90,467	395,391

A variety of methodologies are used to determine proved reserve estimates. The principal methodologies employed are reservoir simulation, decline curve analysis, volumetric, material balance, advance production type curve matching, petro-physics/log analysis and analogy. Some combination of these methods is used to determine reserve estimates in substantially all of our fields.

Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves

The standardized measure of discounted future net cash flows presented below is computed by applying first of month average prices, year-end costs and legislated tax rates and a discount factor of 10 percent to proved reserves. We do not believe the standardized measure provides a reliable estimate of the Partnership’s expected future cash flows to be obtained from the development and production of its oil and gas properties or of the value of its proved oil and gas reserves. The standardized measure is prepared on the basis of certain prescribed assumptions including first of month average prices, which represent discrete points in time and therefore may cause significant variability in cash flows from year to year as prices change.

The December 31, 2012 pro forma standardized measure of discounted future net cash flows is as follows:

	December 31, 2012
	Partnership Historical	Cinco Group Historical	Partnership Pro Forma Combined
Future cash inflows	$4,436,141	$2,075,635	$6,511,776
Future production costs	(1,601,965)	(656,589)	(2,258,554)
Future development costs	(465,998)	(154,946)	(620,944)

Future net cash flows for estimated timing of cash flows	2,368,178	1,264,100	3,632,278
10% annual discount for estimated timing of cash flows	(1,373,766)	(668,596)	(2,042,362)

Standardized measure of discounted future net cash flows	$994,412	$595,504	$1,589,916

Both the Partnership and the Cinco Group are subject to the Texas franchise tax, which has a maximum effective rate of 0.7% of gross income apportioned to Texas. Due to immateriality, the impact of this tax has been excluded from the above table.